Exhibit 99

Anadarko Announces First-Quarter Results

HOUSTON--(BUSINESS WIRE)--May 6, 2009--Anadarko Petroleum Corporation (NYSE: APC) today announced a first-quarter 2009 net loss attributable to common stockholders of $338 million, or $0.73 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased the net loss by approximately $96 million, or $0.20 per share (diluted) on an after-tax basis.(1) Cash flow from continuing operations in the first quarter of 2009 was $527 million, and discretionary cash flow totaled $741 million.(2)

FIRST-QUARTER 2009 HIGHLIGHTS

  Announced four significant deepwater discoveries
  Achieved sequential volume growth over fourth-quarter 2008
  Recognized further improvements in cost structure and drilling efficiencies
  Issued bonds to refinance near-term debt and supplement liquidity

“Our portfolio yielded very good operating results during the quarter; however, we continue to face a challenging period until we see better alignment between costs and commodity prices,” Anadarko Chairman and CEO Jim Hackett said. “We prudently scaled back our near-term capital spending and still improved sales volumes by approximately 2 million barrels from the fourth quarter of 2008. Toward the end of the second quarter we expect to resume production of approximately 30,000 net BOE (barrels of oil equivalent) per day, currently shut-in due to the lingering effects of hurricane-related outages to downstream infrastructure in the Gulf of Mexico. We remain on track to achieve our 2009 production target of between 208 million and 212 million BOE.”

“We also had an outstanding quarter with regard to exploration success, which reinforces our commitment to invest in this program. We announced four high-impact discoveries during the quarter – the Heidelberg and Shenandoah prospects in the deepwater Gulf of Mexico and the Tweneboa and Mahogany Deep prospects in West Africa. Additionally, we achieved important milestones in the development of our three mega projects, enabling us to effectively manage costs and maintain schedules for first production.”

Anadarko and its partners continue to move forward with the Phase I development of the Jubilee field. The Ghanaian government is currently reviewing the field’s Plan of Development, and Jubilee remains on track to deliver first production in late 2010. In the deepwater Gulf of Mexico, preparations are under way to begin development drilling in the third quarter at the company’s Caesar/Tonga complex, with first production anticipated in early 2011. In Algeria, Anadarko and its partners have awarded the key contracts for the development of the El Merk project, with production expected to commence in 2012.

“The advancement of these major development projects and our exploration successes continue to position Anadarko for material future reserve and production growth. Our financial position, improving cost structure and drilling efficiencies are allowing us to manage through the current market environment with a focus on future growth,” Hackett added.

First-quarter 2009 sales volumes of natural gas, crude oil and natural gas liquids totaled 54 million BOE, or 600,000 BOE per day. First-quarter 2009 natural gas sales volumes averaged 2.3 billion cubic feet per day. Oil sales volumes in the first quarter averaged 174,000 barrels per day and natural gas liquids sales volumes averaged 40,000 barrels per day.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Thursday, May 7, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss first-quarter results and the company’s outlook for the remainder of 2009. The dial-in number is 888.713.4213 in the United States or 617.213.4865 internationally. The confirmation number is 62504318. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on first-quarter activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Nine pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2008, the company had approximately 2.3 billion barrels of oil equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to achieve its production targets, successfully manage its capital expenditures, and timely complete and commercially operate the drilling prospects identified in this news release. See “Risk Factors” in the company’s 2008 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended March 31, 2009
	Before	After	Per Share
millions except per share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net	$(240)	$(153)	(0.33)
Gains (losses) on divestitures, net	10	8	0.02
Impairments	(51)	(33)	(0.07)
Change in uncertain tax positions (FIN48)	-	82	0.18
	$(281)	$(96)	$(0.20)

	Quarter Ended March 31, 2008
	Before	After	Per Share
millions except per share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net	$(488)	$(311)	(0.66)
Gains (losses) on divestitures, net	(171)	(109)	(0.23)
Other adjustments	81	52	0.11
	$(578)	$(368)	$(0.78)

Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP) and net income from continuing operations (GAAP) to adjusted net income from continuing operations (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income from continuing operations to evaluate the company’s operational trends and performance.

		Quarter Ended
		March 31
millions		2009	2008
Cash Flow
Net cash provided by operating activities - continuing operations		$527	$2,008
Add back:
Change in accounts receivable		(256)	(412)
Change in accounts payable and accrued expenses		589	87
Change in other items - net		(119)	187
Discretionary Cash Flow from Continuing Operations*		$741	$1,870

*Discretionary cash flow from continuing operations for the quarter ended March 31, 2009 was reduced by current tax expense of $85 million. However, actual cash tax payments for the quarter ended March 31, 2009 were $207 million. For the same period of 2008, discretionary cash flow from continuing operations was reduced by current tax expense of $309 million. However, actual cash tax refunds for the quarter ended March 31, 2008 were $296 million.

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

			Quarter Ended
			March 31
millions			2009	2008
Discretionary cash flow from continuing operations			$741	$1,870
Less: Capital expenditures			1,107	1,056
Free Cash Flow**			$(366)	$814

**Free cash flow for the quarter ended March 31, 2009 was reduced by current tax expense of $85 million. However, actual cash tax payments for the quarter ended March 31, 2009 were $207 million. For the same period of 2008, free cash flow was reduced by current tax expense of $309 million. However, actual cash tax refunds for the quarter ended March 31, 2008 were $296 million.

	Quarter Ended		Quarter Ended
	March 31, 2009		March 31, 2008
	After	Per Share	After	Per Share
millions except per share amounts	Tax	(diluted)	Tax	(diluted)
Income (loss) from continuing operations attributable to common stockholders	$(338)	(0.73)	$236	$0.50
Less: Certain items affecting comparability	(96)	(0.20)	(368)	(0.78)
Adjusted net income from continuing operations	$(242)	$(0.53)	$604	$1.28

Presented below is a reconciliation of total debt (GAAP) to net-debt (non-GAAP). Management uses net-debt as a measure of the company's outstanding debt obligations relative to its cash and cash equivalents on hand.
				March 31
millions				2009
Total debt				$12,990
Less: Cash and cash equivalents				2,165
Net-Debt				$10,825

Anadarko Petroleum Corporation

	Quarter Ended
Summary Financial Information	March 31
millions except per share amounts	2009	2008
Revenues and Other
Gas sales	$680	$1,199
Oil and condensate sales	626	1,350
Natural gas liquids sales	83	201
Gathering, processing and marketing sales	161	268
Gains (losses) on divestitures and other, net	45	(40)
Total	1,595	2,978
Costs and Expenses
Oil and gas operating	262	245
Oil and gas transportation and other *	153	130
Exploration	301	243
Gathering, processing and marketing	135	192
General and administrative	209	204
Depreciation, depletion and amortization	806	810
Other taxes	150	359
Impairments	51	-
Total	2,067	2,183
Operating Income (Loss)	(472)	795
Other (Income) Expense
Interest expense	181	227
Other (income) expense, net	(108)	(12)
Total	73	215
Income (Loss) from Continuing Operations Before Income Taxes	(545)	580
Income Tax Expense (Benefit)	(214)	344
Income (Loss) from Continuing Operations	$(331)	$236
Income from Discontinued Operations, net of taxes	-	50
Net Income (Loss)	$(331)	$286
Net Income Attributable to Noncontrolling Interests	7	-
Net Income (Loss) Attributable to Common Stockholders	$(338)	$286
Amounts Attributable to Common Stockholders
Income (loss) from continuing operations attributable to common stockholders	$(338)	$236
Income from discontinued operations, net of tax	-	50
Net income (loss) attributable to common stockholders	$(338)	$286
Per Common Share (amounts attributable to common stockholders):
Income (loss) from continuing operations attributable to common stockholders - basic	$(0.73)	$0.50
Income (loss) from continuing operations attributable to common stockholders - diluted	$(0.73)	$0.50
Income from discontinued operations, net of taxes - basic	$-	$0.11
Income from discontinued operations, net of taxes - diluted	$-	$0.11
Net income (loss) attributable to common stockholders - basic	$(0.73)	$0.61
Net income (loss) attributable to common stockholders - diluted	$(0.73)	$0.60
Average Number of Common Shares Outstanding - Basic	460	468
Average Number of Common Shares Outstanding - Diluted	460	469

Exploration Expense
Dry hole expense	$121	$60
Impairments of unproved properties	107	100
Geological and geophysical expense	34	51
Exploration overhead and other	39	32
Total	$301	$243

* For the quarter ended March 31, 2009, Oil and gas transportation and other expenses includes $25 million related to payments for early termination of certain drilling rig contracts.

Anadarko Petroleum Corporation

	Quarter Ended
Summary Financial Information	March 31
millions	2009	2008
Cash Flow from Operating Activities
Net income (loss)	$(331)	$286
Less income from discontinued operations, net of taxes	-	50
Depreciation, depletion and amortization	806	810
Deferred income taxes	(299)	37
Dry hole expense and impairments of unproved properties	228	160
Impairments	51	-
(Gains) losses on divestitures, net	(10)	171
Unrealized (gains) losses on derivatives	240	488
Other noncash items	56	(32)
Discretionary Cash Flow from Continuing Operations	741	1,870
(Increase) decrease in accounts receivable	256	412
Increase (decrease) in accounts payable and accrued expenses	(589)	(87)
Other items - net	119	(187)
Net cash provided by (used in) operating activities	$527	$2,008

Capital Expenditures
Capital spending	$1,091	$1,037
Capitalized interest	16	19
Total	$1,107	$1,056

	March 31,	December 31,
	2009	2008
Condensed Balance Sheet
Cash and cash equivalents	$2,165	$2,360
Other current assets	2,387	3,015
Net properties and equipment	37,154	37,047
Other assets	1,089	1,088
Goodwill and other intangible assets	5,359	5,413
Total Assets	$48,154	$48,923
Current debt	$1,020	$1,472
Other current liabilities	3,153	4,064
Long-term debt	10,231	9,128
Midstream subsidiary note to a related party	1,739	1,739
Other long-term liabilities	13,189	13,364
Stockholders' equity	18,460	18,795
Noncontrolling Interests	362	361
Total Liabilities and Stockholders' Equity	$48,154	$48,923
Capitalization
Total debt	$12,990	$12,339
Stockholders' equity	18,460	18,795
Total	$31,450	$31,134
Capitalization Ratios
Total debt	41%	40%
Stockholders' equity	59%	60%

Anadarko Petroleum Corporation

	Quarter Ended
Sales Volumes and Prices	March 31
	2009	2008
Natural Gas
United States
Volumes, billion cubic feet	208	194
Average daily volumes, million cubic feet per day	2,315	2,137
Price per thousand cubic feet excluding derivatives	$4.01	$7.58
Realized gain (loss) on derivatives	$0.59	$(0.11)
Unrealized gain (loss) on derivatives	$(1.34)	$(1.30)
Total gains (losses) on derivatives	$(0.75)	$(1.41)
Total price per thousand cubic feet	$3.26	$6.17

Crude Oil and Condensate
United States
Volumes, million barrels	9	10
Average daily volumes, thousand barrels per day	103	122
Price per barrel excluding derivatives	$38.51	$92.59
Realized gain (loss) on derivatives	$2.89	$(3.16)
Unrealized gain (loss) on derivatives	$(1.94)	$(12.39)
Total gains (losses) on derivatives	$0.95	$(15.55)
Price per barrel	$39.46	$77.04
Algeria
Volumes, million barrels	5	5
Average daily volumes, thousand barrels per day	58	51
Price per barrel excluding derivatives	$45.94	$98.02
Realized gain (loss) on derivatives	$1.40	$(3.80)
Unrealized gain (loss) on derivatives	$(5.48)	$(14.23)
Total gains (losses) on derivatives	$(4.08)	$(18.03)
Price per barrel	$41.86	$79.99
Other International
Volumes, million barrels	1	2
Average daily volumes, thousand barrels per day	13	17
Price per barrel	$36.79	$81.08
Total
Volumes, million barrels	15	17
Average daily volumes, thousand barrels per day	174	190
Price per barrel excluding derivatives	$40.86	$93.01
Realized gain (loss) on derivatives	$2.18	$(3.04)
Unrealized gain (loss) on derivatives	$(2.98)	$(11.76)
Total gains (losses) on derivatives	$(0.80)	$(14.80)
Total price per barrel	$40.06	$78.21

Natural Gas Liquids
United States
Volumes, million barrels	4	4
Average daily volumes, thousand barrels per day	40	39
Total price per barrel	$23.05	$56.42
Total Barrels of Oil Equivalent (BOE)
Volumes, million BOE	54	53
Average daily volumes, thousand BOE per day	600	585

Anadarko Petroleum Corporation Financial and Operating Guidance Continuing Operations As of May 6, 2009

	2nd Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	51	-	53	208	-	212

Crude Oil (MBbl/d):	175	-	185	165	-	175

United States	107	-	112	100	-	105
Algeria	51	-	55	51	-	55
Other International	17	-	18	13	-	15

Natural Gas (MMcf/d):

United States	2,100	-	2,150	2,190	-	2,220

Natural Gas Liquids (MBbl/d):

United States	38	-	40	38	-	40

	$/ Unit			$/ Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(4.00)	-	(6.00)	(3.50)	-	(5.50)

United States	(4.00)	-	(6.00)	(4.50)	-	(6.50)
Algeria	1.00	-	(1.00)	1.00	-	(1.00)
Other International	(6.00)	-	(11.00)	(6.00)	-	(11.00)

Natural Gas ($/Mcf):

United States	(0.50)	-	(1.00)	(0.50)	-	(1.00)

Anadarko Petroleum Corporation Financial and Operating Guidance Continuing Operations As of May 6, 2009

	2nd Qtr			Total Year
	Guidance			Guidance

	$MM			$MM
Other Revenues:
Marketing and Gathering Margin	30	-	40	120	-	160
Minerals and Other	15	-	25	85	-	105

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Direct Operating	5.25	-	5.75	5.00	-	5.50
LOE less offshore workovers	4.75	-	5.00	4.75	-	5.00
Offshore workovers	0.50	-	0.75	0.25	-	0.50

Oil & Gas Transportation/Other	2.25	-	2.50	2.50	-	2.75
Depreciation, Depletion and Amortization	16.00	-	16.50	16.00	-	16.50
Production Taxes (% of Revenue)	8.0%	-	10.0%	8.0%	-	10.0%

	$MM			$MM

General and Administrative	210	-	225	825	-	875
Exploration Expense
Non-Cash	275	-	300	850	-	950
Cash	70	-	90	300	-	325
Interest Expense (net)	190	-	200	700	-	750
Other (Income) Expense	(10)	-	10	(20)	-	20

Average Tax Rate
Algeria			65%			65%
Rest of Company			35%			35%

Avg. Shares Outstanding (MM)

Basic	459	-	461	460	-	462
Diluted	460	-	462	462	-	464

	$MM			$MM
Capital Investment:

Capital Projects	1,000	-	1,150	3,900	-	4,400

Anadarko Petroleum Corporation Commodity Hedge Positions (Excluding Natural Gas Basis) As of May 6, 2009

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu

		Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2009	530	$5.45	$7.50	$11.25
2010	210	$4.00	$5.00	$8.91
2011	-	$-	$-	$-

	Volume (thousand MMBtu/d)	NYMEX Price $/MMBtu
Natural Gas
Fixed Price Swaps
2009 (Jun-Aug)	330	$3.85
2010	90	$6.10
2011	90	$6.17

	Volume (thousand MBbls/d)	Weighted Average Price per barrel

		Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2009	48	$37.51	$52.51	$87.04
2010	41	$40.25	$55.25	$82.24
2011	3	$35.00	$50.00	$86.00
2012	2	$35.00	$50.00	$92.50

Interest Rate Derivatives As of May 6, 2009

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$1,000 Million	Current	Sep-09	2.74%	3M LIBOR
Swap	$750 Million	Oct-11	Oct-21	3.16%	3M LIBOR
Swap	$1,250 Million	Oct-11	Oct-41	3.28%	3M LIBOR
Swap	$250 Million	Oct-12	Oct-22	3.45%	3M LIBOR
Swap	$750 Million	Oct-12	Oct-42	3.22%	3M LIBOR

Anadarko Petroleum Corporation Natural Gas Basis Hedge Positions As of May 6, 2009

	Volume (thousand MMBtu/d)	Price per MMBtu

Basis Swaps
2009
Gulf Coast	315	$(0.15)
Mid Continent	330	$(0.85)
Rocky Mountains	555	$(1.25)
	1,200	$(0.85)

2010
Mid Continent	125	$(0.83)
Rocky Mountains	340	$(1.28)
	465	$(1.16)

2011	15	$(0.76)
Mid Continent	30	$(2.22)
Rocky Mountains	45	$(1.74)

Rockies Export Firm Transportation As of May 6, 2009 (Only shown through 2011)

		Daily Volume (MMBtus)
		by Pricing Point
Delivery/Pricing Point
2009
Mid Continent		491
West Coast		88
San Juan		15
		594

2010
Mid Continent		491
West Coast		88
San Juan		15
		594

2011
Mid Continent		491
West Coast*		294
Mid West**		250
San Juan		15
		1,050

*New agreement with Ruby estimated to begin in March 2011.
**New agreement with Bison estimated to begin in November 2010.

CONTACT:
Anadarko Petroleum Corporation, Houston
MEDIA:
John Christiansen, 832-636-8736
john.christiansen@anadarko.com
or
Matt Carmichael, 832-636-2845
matt.carmichael@anadarko.com
or
INVESTORS:
John Colglazier, 832-636-2306
john.colglazier@anadarko.com
or
Chris Campbell, CFA, 832-636-8434
chris.campbell@anadarko.com